UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 January 6, 2004
                Date of Report (date of earliest event reported)

                        CHINA DIRECT TRADING CORPORATION
             (Exact name of Registrant as specified in its charter)

           Florida                    000-28831                  84-1047159
(State or other jurisdiction         (Commission                (IRS Employer
of incorporation or organiza-          File No.)             Identification No.)
tion)

                          12535 Orange Drive, Suite 613
                              Davie, Florida 33330
                    (Address of principal executive offices)

                                 (954) 474-0224 (Registrant's  telephone number,
              including area code)


ITEM 5.02 Departure of Director and appointment of Directors.

Appointment of Directors. On January 6, 2004, the Board of Directors of China Direct Trading Corporation (Company) appointed Ms. Susan Xu and Lorenzo Lamadrid as directors. Ms. Xu and Mr. Lamadrid are filling existing vacancies on the Company's Board of Directors. Both Ms. Xu and Mr. Lamadrid intend to take an active role in assisting the business development business of the Company.

Departure of Director. Cora Wong resigned as a director of the Company on January 6, 2004. Ms. Wong recently accepted a position in China with a company that does not allow its employees to serve on another company's board of directors. Ms. Wong will continue to act as a business development consultant to the Company. Ms. Wong has no disputes with the Company at the time of her resignation.

ITEM 9.01 FINANCIAL STATEMENTS  AND EXHIBITS

      (c) EXHIBITS

Exhibit Number                      Description

99.1 Press Release regarding appointment of Susan Xu and Lorenzo Lamadrid as directors and the resignation of Cora Wong as a director, January 6, 2005


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT TRADING CORPORATION

Date:   January 6, 2005

                                    By: /s/ Howard Ullman
                                            ----------------------
                                            Howard Ullman, Chief
                                            Executive Officer and
                                            President and Chairman

EXHIBIT INDEX

Exhibit #        Description

Exhibit 99.1 Press Release regarding appointment of Susan Xu and Lorenzo Lamadrid as directors and the resignation of Cora Wong as a director, January 6, 2005